UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 25, 2019

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Item 2.05. Costs Associated with Exit or Disposal Activities.
This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends Item 2.05 of the Current Report on Form 8-K of Invacare Corporation (the “Company”), filed with the Securities and Exchange Commission on November 25, 2019, in which the Company reported its decision to close its Porta Westfalica, Germany production and distribution facility, effective at the end of 2020. At the time of the original filing, the Company was unable to estimate the amount and timing of the restructuring charges associated with the facility closure.

This decision is supportive of the Company’s transformation efforts and is part of the Company’s long-term plan to increase shareholder value by targeting significant contributions from cost reduction activities in Europe.

On December 16, 2019, the Company concluded the applicable works council and consultative processes associated with the Company's closure of the facility. The Company expects to incur pre-tax cash restructuring charges of approximately $8.6 million in the Europe segment, of which $8.5 million is expected to be incurred for severance and transition assistance associated with 246 associates and $0.1 million recognized for other closure-related costs. The charges will be expensed between December 2019 through January 2021 with approximately $4.2 million recognized in the fourth quarter of 2019 and the remainder during 2020. The Company expects to make total cash payments of approximately $8.6 million, of which the substantial majority are expected to be made in January 2021 after initial lesser payments occurring throughout 2020. Once the facility closure is completed in December 2020, the company expects to generate approximately $5.3 million in annualized pre-tax savings, which savings are assumed in the Company’s previously disclosed long-term guidance target to achieve an Adjusted EBITDA run-rate in the range of $85-$105 million by year-end 2020. The Company expects this restructuring to have no adverse impact on meeting the previously disclosed annual guidance for 2019.

“Forward-Looking Statements"

This Amendment contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the Company's future results. Actual results may differ materially as a result of various risks and uncertainties, including the inability of the Company to sustain profitable sales growth, achieve anticipated improvements in segment operating loss, convert high inventory levels to cash or reduce its costs to maintain competitive prices for its products; lack of market acceptance of the Company's new product innovations; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan and its global information technology outsourcing and ERP implementation activities; possible adverse effects on the Company’s liquidity, including the Company's ability to address future debt maturities, that may result from delays in the implementation of, any failure to realize benefits from, its current and planned business initiatives; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight costs; regulatory proceedings or the Company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company's products or operations; adverse effects of regulatory or governmental inspections of Company facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The Company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: December 20, 2019	By:	/s/ Kathleen P. Leneghan
	Name:	Kathleen P. Leneghan
	Title:	Senior Vice President and Chief Financial Officer